Exhibit 10.11
LEASE AGREEMENT
3600 BEE CAVE ROAD, AUSTIN, TX 78746
THE STATE OF TEXAS
COUNTY OF TRAVIS

This Lease Agreement, made and entered into this 10 day of August 2006 with effective date provided below, by and between CHERYL OGLE, an individual, hereinafter called “Lessor”, and NuScribe, LP, hereinafter called “Lessee’.

WITNESSETH:

That for and in consideration of the covenants, agreements and stipulations herein contained, Lessor does hereby demise and lease unto Lessee, upon the terms and conditions hereinafter set out, a lease space at 3600 BEE CAVE ROAD, (the “Building”) Austin, Travis County, Texas.

The Building is located on the following described real property, as shown in Exhibit “B”. The lease space hereby Demised (“the Demised Premises H) is known as Suite 216, which consists of 2330 square feet of space, which number is agreed by the parties to be the number used for all purposes, whether or not actual square footage varies. The Demised Premises are located at 3600 BEE SAVE ROAD, Austin, Travis County, Texas, 78746. The Demised Premises are depicted on the floor plan attached as Exhibit “C” and incorporated herein for all purposes. Lessor reserves the right to place in, under, over or through the Demised Premises all pipes, wires, lines and facilities serving other areas of the Building.

1. PURPOSE. Lessee will use the Demised Premises for the following purpose only: GENERAL OFFICE USE. Lessee will use the Demised Premises for no other purpose without the written consent of Lessor.

2. TERM. The term of this lease will begin upon completion of finish cut, but not later than April 1, 2006 (“Commencement Date”). This lease will terminate the last day of the thirty-sixth (36) full month after the Commencement Date hereof, unless sooner terminated in accordance with the terms and conditions hereinafter set forth.

3. RENTAL. As minimum rental for the Demised Premises, Lessee agrees to pay Lessor $3300.83 per month on the first day of each month, payable in advance for each month in the term of this Lease, beginning on the Commencement Date. Lessee shall have free rent for April 2006 and May 2006. See Rental Schedule attached as Exhibit ‘NA” for annual base rate increases. All rental payments will be paid to Lessor at its office in Travis County, Texas, at the address set out in Paragraph 28. If any rent payment is not received by Lessor within five (5) days after its due date, Lessee shall pay a late charge of ten percent (10%) of such past due amount. This 10% fee shall be calculated monthly on all unpaid amounts and deemed earned by Lessor in consideration of expected additional administrative and collection costs. Payment of rent by Lessee shall be an independent covenant, without right of set-off or deductions, except as obligations hereunder are expressly contingent on the prompt payment of rent, arid the use of the premises is obtained only on the condition that rent is paid when due. In the event that rent is paid by an insufficient check, there shall be a $25.00 administrative charge for such insufficient check and the rent shall be considered delinquent until paid in good funds. At owner’s option and without notice, monies received may at any time be applied first to rent obligations of resident, then to rent, regardless of notations on checks or money orders and regardless of when the obligations arose. Resident may not withhold rent or offset against rent. At owner’s option, owner may at any time require that all rent and other sums be paid in either cash, certified, or cashier’s check, money order, or one monthly check rather than multiple checks.

4. SECURITY DEPOSIT. In addition to the rental for the first month of this lease, Lessee shall pay to Lessor a Security Deposit of $6000.00, of which $3500.00 shall be due at signing of Lease, with $1250 being paid by the first of April 2006 and $1250 being paid by the first of May 2006. If Lessee is not in default of terms of the Lease, $2500 shall be credited to the monthly rental in month twenty of the lease term, or November 2007. Such security deposit shall remain on deposit with Lessor, without liability for interest, as security for the faithful performance of all the terms and conditions of this lease by Lessee. If Lessee should default in performing any term or provision of this lease, then the Security Deposit, or any part thereof, may be applied to the damages or expenses sustained by Lessor by reason of such default. Such application shall not be construed as an agreement to limit the amount of Lessor’s claim or as a waiver of any damages, but, on the contrary, Lessor’s claim for damages not covered by such Security Deposit shall remain in full force and effect. If, at the end of the terms of this lease, Lessee is not in default in the performance of any provision of this lease, the Security Deposit, or any balance thereof remaining, will be refunded to Lessee. No mortgagee of Lessor shall have a liability to Lessee for such Security Deposit until such mortgages shall actually have received possession thereof.

4.1. GUARANTY. If this Lease is executed in a corporate capacity, a personal guaranty will be required by person Cr persons designated by Lessor. The Personal Guaranty for this Lease Agreement shall be in the name of Tom C. Dorsett, but shall be limited to a guaranty for six months total rent, which shall be due upon default of payment of rent and shall be for the rental amounts due for the following six months.

5. ADDITIONAL RENTAL.

(a.) Rental escalation after occupancy shall be calculated as follows:

(i) The increase calculated on a per square foot basis where the actual operating expenses in any lease year exceeds the base operating expense of the base year which, for the purpose herein shall be 2006. A Schedule of which is attached as Exhibit “D” and incorporated herein for all purposes. NO SCHEDULE AVAILABLE.

(ii) The rental escalation shall be the Lessee’s proportionate share of the increase of the actual operating expense in any lease year over the base operating expense factor.

(iii) Lessor has the option to collect additional income based on an operating budget any year after the base year. This collection shall be made on a monthly basis. Lessor shall, within six months following the close of any calendar year for which additional rental is due, provide actual costs to Lessee along with a statement of Lessee’s share of such actual costs.

(b.) Lessee agrees to pay as Additional Rental its pro-rata share of all Operating Expenses of the Building over the base year, plus a management fee which is 15 of said expenses, as defined herein below. Lessor shall have the right to estimate the amount of such Operating Expenses, which will be incurred with respect to each Lease Year hereunder, and to estimate Lessee’s pro-rata share thereof. Lessee shall pay to Lessor monthly, on the first day of each month, in advance for each month in the term of this lease, beginning on January 1st of the first calendar year after the Commencement Date of the lease, an amount equal to the amount estimated by Lessor to be Lessee’s pro-rata share of the actual operating Expenses for such Lease Year, divided by the number of months n such Lease Year. If Lessee’s pro-rata share of the actual Operating Expenses with respect to any Lease Year (as determined at the end of the Lease Year) is less than the amount paid by Lessee as its pro-rata share of the estimated Operating expense for such Lease Year a “effect ease Year”) then, provided that Lessee is not then in default in the performance obligations under this lease, Lessor shall issue credit to lessee the amount by which the amounts paid by Lessee as Lessee’s )pro rata share of the estimated Operating Expenses exceeds Lessee’s pro-rata share of the actual Operating Expenses for the Dec lease Year promptly following the determination of such actual Operating Expenses; provided, however, in no event shall Lessee ever be entitled to a refund in respect to any Lease Year in excess )f the Additional Rental payments made under this Paragraph 5(c) in respect to such Lease Year. If the Lessee’s pro-rata share of the actual Operating Expenses with respect to any Lease Year exceeds :he amount paid by Lessee to Lessor as Lessee’s pro-rata share of estimated Operating Expenses for such Lease Year, then Lessee shall ay to Lessor the amount of such excess within ten (10) days allowing receipt of notice from Lessor setting forth Lessee’s pro -at share of actual Operating Expenses with respect to such Lease Pear and the payment due by Lessee.

(c.) Base Year 2006 shall be calculated individually for four expense categories, as defined in paragraph 5(d), as; (1) property axes; (2) property insurance; (3) utilities and (4) all other operating expense categories. In the event that any one expense decreases below such expense amount in any prior year, no offset shall be made to other expenses that may have increased in such ear. After the initial year of the Lease Lessee agrees to have he annual rent increased based on an operating budget pro-forma.

(d.) “Expenses”, as used herein, shall be construed as:

(i) Property Taxes. Any increases in real estate taxes and all other taxes and assessments and governmental charges and fees, whether federal, state county or municipal, excluding, however, federal and state taxes imposed upon or measured by the gross receipts or income of Lessor; nevertheless, if due to a future change in the method of taxation, any franchise, gross receipts, income, profit or other tax shall be levied against Lessor in substitution in whole or in part for or in lieu of or in addition to any tax which would be included as an Uncontrollable expense hereunder, such franchise, gross receipts, income, profit r tax shall (with appropriate adjustments, if any) be included as n Uncontrollable Expense for the purposes hereof.

(ii) Property Insurance. Any increases in insurance premiums Lessor is required to pay pursuant to the terms of this ease, including, without limitation, fire and extended coverage insurance and liability insurance. If an increase in fire and extended coverage premiums paid by Lessor for the Bui1dng is used by Lessee’s use and occupancy of the Demised Premises, or lessee hen Lessee shall pay as Additional Rental the amount of such increase to Lessor.

(iii) Utilities.

(iv) Operating Expenses. All other operation expenses shall include, but not be limited to, Lessor’s costs of repairs, on-site management, accounting, maintenance and operation of the Building, sales and use taxes, costs of labor, and supp1ies for maintenance, repair and operation of the building, heating, air conditioning, janitorial supplies, cleaning the common areas and private offices and other services, landscaping, landscape sprinklers, parking areas and general maintenance and repairs. Except Capitalized Expenses.

(e.) The term “Lease Year”, as used herein, will, in the case of the first Lease Year (2006) means the period which begins with tie Commencement Date of the lease term and which terminates on December 31 of the calendar year of the Commencement Date, and such first Lease Year may, therefore, be less than twelve (12) full calendar months, depending on the Commencement Date. Each subsequent Lease Year will mean a period of twelve (12) full calendar months beginning on January 1 of each year and ending on December 31 of each year. In the case of the last Lease Year of he lease term, such period will include the period which begins on January 1 of the calendar year in which the lease terminates and rids upon the termination of the lease term, and the parties recognize that such last Lease Year may be less than twelve (12) full calendar months, depending upon the date of termination of the lease term.

6. PERSONAL PROPERTY. In addition to the above, Lessee will ay all taxes and assessments levied or assessments upon any iterations, additions or fixtures and equipment, or any other property or personal property which Lessee places on or about the leased Premises. No portion of the taxes or assessments paid by lessee under the terms of this paragraph shall be credited against any rental obligation hereunder.

7. LESSEE’S PREMISES. Lessee accepts the space in an “as
is” condition. Exhibit “C” is the current floor plan of the pace.

8. ACCEPTANCE OF PREMISES AND BUILDING BY LESSEE. The taking of possession of the Demised Premises by Lessee shall be conclusive evidence as against Lessee that it accepts the Demised premises as suitable for the purposes for which the same are leased.

9. SERVICES BY LESSOR.
(a.) Lessor agrees to furnish for the occupied premises the Demised Premises during such time as Lessee is not in default of its obligations hereunder, at Lessor’s cost and expense, the following services:

(i) Air conditioning, both heating and cooling (as required by the seasons), as may, in the judgment of Lessor, be reasonably required for comfortable use and occupancy under normal business operations and during normal business hours (as determined by Lessor, the hours are currently 7am until 7pm, Monday thru Friday), subject, however, to any governmental laws or regulations pertaining thereto;

(ii) Cold water (at normal temperatures of the supply of water to the Building) for lavatory purposes. The water service Co be supplied from the regular supply of water to the building through fixtures installed by Lessor or by Lessor’s consent;

(iii) Janitorial cleaning service to the Demised Premises, including such window washing and wall cleaning as may, in the judgment of Lessor, be reasonably required;

(iv) Electric services for all public areas and special services areas of the Building in the manner and to the extent deemed by Lessor to be reasonable and standard.

(b.) Lessor shall provide or cause to be provided to the Demised Premises all electrical current required by Lessee in the normal use and occupancy of the Demised Premises. Without Lessor’s prior consent, Lessee shall not install any equipment which shall require for its use other than the normal Building standard electric current and electrical equipment supplied by Lessor. The Obligation of Lessor to provide or cause to be provided electrical service shall be subject to the rules and regulations of the supplier of such electricity and of any municipal or other governmental authority regulating the business of providing electrical utility service. Lessor shall not be liable or responsible to Lessee for any loss or damage or expense which lessee may sustain or incur if either the quantity or character of the electric service is changed or is no longer available or no longer suitable for Lessee’s requirements.

10. INTERRUPTION OF SERVICES. Lessor does not warrant :hat the services provided for in Subparagraphs 9(a) and 9(b) will be free from interruption or stoppage caused by maintenance, repair, substitution, renewal, replacement or improvements of any if the equipment involved in the furnishing of any such services or equipment involved in the furnishing of any such services or caused y the changes of services, alterations, strikes, lockouts, labor controversies, accidents, Acts of God or the elements or any other cause beyond the reasonable control of Lessor. No interruption. or stoppage of any such services shall ever be construed as an eviction, actual or constructive, of Lessee not shall the same cause any abatement of the rent payable hereunder, or in any manner or for any purpose relieve Lessee from any of its obligations hereunder. Lessor shall not be liable for any interruption or stoppage of any such services or for any damage to persons or property resulting therefrom, provided Lessor uses reasonable diligence to resume the service or to cause the same to be resumed.

11. QUIET ENJOYNENT. Lessor agrees to warrant and defend Lessee in the quiet enjoyment and possession of the Demised Premises during the term, provided Lessee pays as and when due and. payable the rent and all other sums payable hereunder and keeps and fulfills all of the other terms, conditions, agreements and covenants on its part contained herein.

12. SIGNS. Lessee will not place or suffer to be placed or maintain on the exterior of the Demised Premises or in the halls, staircases, entrances, doors, parking area or sidewalks of the Demised Premises, or on the interior of the Demised Premises so as to be visible from the pubic areas or exterior of the Building, any sign, lettering, decoration or advertising matter, or any other thing of any kind, without first obtaining Lessor’s written approval and Lessee will maintain such signs, lettering, advertising matter or the other things as may be approved in good condition and repair at all times.

13. MAINTENANCE, REPAIRS AND USE. Lessor shall, as a part of the Operating Expenses for the Building, provide for the cleaning and maintenance of the public portions of the Building, including painting and landscaping surrounding the Building. Unless otherwise expressly stipulated herein, Lessor shall not be required to make any improvements or repairs of any kind or character on the Demised Premises during the term of this lease, except such repairs as may be required by normal maintenance operations. Lessor agrees to provide, at its expense, normal repairs to the exterior walls, windows, roof and other structural elements and equipment of the Building, and such additional structural maintenance as may be necessary because of damages by persons other than Lessee, its agents, employees, invitees of visitors. Lessor shall have sole control over the parking of automobiles and other vehicles and shall designate parking areas and building service areas.  Lessor, its officers, agents and representatives, subject to any security regulations imposed by any governmental authority, shall have the right to enter al parts of the Demised Premises at all reasonable hours to inspect, clean, make repairs, a1teraions and additions to the Building or Demised Premises which it may deem necessary or desirable, or to provide any service Which it is ted to furnish to Lessee, and Lessee shall not be abatement or reduction of rent by reason thereof. Lessor may, at its option and at the cost and expense of e, repair or replace any damage or injury done to the part thereof caused by Lessee, Lessee’s agents, employees, sees, invitees or visitors; Lessee shall pay the cost thereof lessor on demand. Lessee further agrees to maintain and interior of the Demised Premises in good repair and condition lessee’s expense. Lessee agrees not commit or allow any waste mage to be committed on any portion of the Demised Premises, at the termination of this lease, by lapse of time or wise, to deliver up the Demised Premises to Lessor in as good condition as on date of possession by Lessee, ordinary wear and alone excepted, and, upon such termination of this lease, or shall have the right to re-enter and resume possession of remised Premises.

Lessee will not use, occupy or permit the use or occupancy of Demised Premises for any purpose which is, directly or indirectly, forbidden by law, ordinance or governmental or municipal regulation or order, which may be dangerous to life, limb property, or permit the maintenance of any public or private place, or permit any use of the premises that could cause harm, or do or permit any other thing which may disturb the quiet enjoyment of any other Lessee of the Building, or any substance or carry on or permit any operation which might offensive odors or conditions into other portions of the building, or use any apparatus which might make undue noise or set vibrations in the Building, or permit anything to be done which increase the fire and extended coverage insurance rate on the or contents, and, of there is any increase in such rates reason of acts of Lessee, then Lessee agrees to pay such increase promptly upon demand therefore by Lessor.

14. ALTERATIONS AND INSTALLATIONS. Lessee shall not make additions, alterations or changes in the Demised Premises without first obtaining Lessor’s written approval. Lessee may 11 equipment and trade fixtures necessary for the conduct of business, and, upon the termination of the lease, provided is not then in default hereunder, Lessee shall be entitled to move any such equipment and trade fixtures installed by Lessee .e Demised Premises, with the understanding, however, that s shall be obligated to place the Demised Premises in their original condition, normal wear and tear excepted, in the event alterations have to be made or damage is caused by the removal of property by Lessee.

15. INSPECTION OF DEMISED PREMISES Lessor shall. have the to enter upon the Demised Premises at reascnab1e hours for the purpose of inspecting same. Lessor has the right, in be event Lessee does not maintain the Demised Premises as required herein and after giving Lessee written notice and five (5) days o cure such default, to order such repairs or maintenance as may be deemed necessary by Lessor, and to charge the cost thereof to the Lessee, said cost to be an additional amount payable from Lessee on the first day of the month following notice to Lessee than such work has been performed by Lessor on behalf of Lessee.

16. COMPLIANCE WITH LAWS. Lessee and Lessor will comply with all statutes, ordinances, rules, order, regulations and requirements of the federal, state, county and city governments and all departments thereof applicable to the Demised Premises or the business conducted therein by Lessee.

17. INDEMNITY. Lessor shall not be liable to Lessee or to Lessee’s employees, agents, invitees or visitors, or to any other person whomsoever, for any injury to person or damage to or loss of property on or about the Demised Premises or the common area of the Building caused by the negligence or misconduct of Lessee, its employees, subtenants, licensees or concessionaires, or of other persons entering the Building under express or implied invitation of Lessee, or arising out of the use of the Demised Premises by Lessee and the conduct of its business therein, or arising out of any breach or default by Lessee in the performance of its obligations hereunder; and Lessee hereby agrees to indemnify Lessor may hold it harmless from any loss expense or claim arising out of 3uch damage or injury, and to defend Lessor, with attorneys approved by Lessor, against any such claim. Moreover, Lessor shall not be liable to Lessee or to Lessee’s employees, agents, Licensees, invitees or visitors, or to any person whomsoever, for my damage to person or property resulting from any act or omission r negligence of any co-tenant, visitor or other occupant of the 3uilding, or for any act or omission on the part of Lessee, or any of its agents, employees, servants or invitees, or any other person, except to the extent that Lessor’s own negligence or il1ful misconduct may contribute thereto. Lessee shall maintain fire and casualty insurance coverage in n amount sufficient to cover the value of its personal property at ill times during the term of this lease. Lessor shall not be required to carry insurance on the personal property of Lessee. lessee further agrees to maintain Comprehensive General Liability insurance coverage to cover personal injury to any invitees on eased premises, naming Lessor as additional insured, as follows: of less than $1,000,000 for bodily injury and property damage liability protection for each occurrence and a general annual aggregate of $1,000,000. Lessee shall deliver to Lessor certificates and copies of all insurance, as required above, within ten (10) days after date hereto and shall provide renewal certificates at least ten (10) days prior to expiration of such insurance.

18. CASUALTY INSURANCE. Lessor will maintain in full force and effect during the term of this lease fire and extended coverage casualty insurance on the Building. Lessee will maintain fire and extended coverage casualty insurance on all fixtures and equipment owned or placed in the Demised Premises. Lessee will not engage in any activity or business, which would cause Lessor’s fire and extended coverage insurance to be canceled. Should the nature or conduct of Lessee’s business in the Demised Premises result in increased fire and extended coverage premiums or the Demised Premises and/or in the adjoining and surrounding improvements owned by Lessor, Lessee will pay Lessor during the term hereof an amount equal to such increase so long as it shall continue in effect.

19. CONDEMNATION. In the event the Building, or the Demised Premises, or any portion thereof, shall be taken or condemned, in whole or in part, for any public or quasi-public purposes, then this lease shall thereupon at the option of the Lessor, forthwith cease and terminate, and Lessor shall receive the entire award in any such condemnation proceedings, and Lessee shall have no claim to any portion thereof. In such event, Lessor shall return to Lessee any unearned rent paid in advance. If only part of said Demised Premised be so taken, and Lessor elects to rebuild, this lease shall cease only as to the part so taken and continue as to the part not so taken. The minimum rent herein reserved shall be abated in the proportion that the area so taken bears to the total area of the Demised Premises, and it is expressly agreed and understood that all sums awarded or allowed for such taking of said Demised Premises, or any part thereof, or for damages for any such taking, shall belong to Lessor, and same are hereby assigned to Lessor, and Lessee shall have no interest in or claim to such award or any part thereof, whether such award be for the taking of such property or for the damages or otherwise.

20. DESTRUCTION OF DEMISED PREMISES. If the Building or the Demised Premises are totally destroyed and so badly damaged by fire, storm and explosion or other casualty that the same are rendered unusable for the purposes hereby leased, the Lessor shall have the option of terminating this lease or rebuilding same. If any such event shall occur, Lessee shall immediately give written notice thereof to Lessor. Within ninety (90> days after such casualty, Lessor shall notify Lessee in writing of Lessor’s decision. In the event Lessor elects not to rebuild the same, then this lease shall be considered terminated as of the date of the casualty, and Lessor shall return any unearned rent paid in advance. If it is Lessor’s decision to rebuild, the Lessor shall begin the work of rebuilding within ninety (90) days following the date of such notice to Lessee, pursuing the work and completing the construction with all reasonable dispatch and delivering the used Premises to Lessee in substantially the same form as at the ginning of the term hereof. In such event, this lease shall continue in effect for the full term herein. If the improvements the Demised Premises are partially destroyed by fire, storm, explosion or other casualty, then the Demised Premises shall be stored by Lessor to their previous condition and made safe. If such casualty makes the Demised Premises or some part thereof temporarily unusable, the rental thereof shall abate in full or operationally, as the case may be, during the period in which the used Premises are not usable by Lessee.

21. ASSIGNNENT. Lessee may not assign, sublet or underlet e Demised Premises or any portion thereof without the prior written approval of Lessor. Any attempt to do so shall be null and void. Neither the acceptance of rent from any assignment, sublease underlease, nor the passage of time, shall constitute a waiver this prohibition. In the event Lessor’s written approval is yen to such assignment, subletting or underletting, Lessee shall it be relieved from any liability hereunder. Lessor shall charge a lease fee equal to one month’s rent payable to the Lessor at the me of sublease request and Lessor shall be entitled to one-half 1/2) of any excess between Lessee’s rental under the Lease and the b-lessee’s rental under the sublease plus any other consideration owing directly or indirectly from the sub-lessee or its agents to lessee or Lessee’s agents.

22. HOLDING OVER. It. is agreed and understood that any holding over by the Lessee of the Demised Premises after the expiration of this lease shall operate and be construed as a tenancy from month to month at a rental equal to one hundred fifty percent (150%) of the minimum rental and the Additional Rental rein provided (computed on a monthly basis rather than Lease Year sis as hereinabove provided)

23. DEFAULT. Lessee shall be considered in default if the leased Premises becomes vacant or abandoned, or in the event such defaults in the payment of any of the rentals or other sums provided to be paid hereunder and such default shall continue for a nod of ten (10) days or, if Lessee defaults in the observance or performance of any other covenant, condition, agreement or provision hereof, which is not remedied within thirty (30) days after notice of such default from Lessor to Lessee, then Lessor , at its option, exercise either of the following remedies:

(a.) Lessor may terminate this lease by giving to Lessee notice of Lessor’s intention to do so, in which event the term of is lease shall end, arid all right, title and interest of Lessee shall expire on the date stated in such notice, which all not be less than five (5) days after the date mailing of the notice by Lessor of its intention to terminate. Lessor shall be entitled to recover from Lessee all of the rentals accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Lessee, or for which Lessee is liable or in respect of which Lessee, under the provisions hereof, has agreed to indemnify Lessor, which may be then owing and unpaid, and all cost and expense, including court costs and attorneys’ fees incurred by Lessor in the enforcement of its rights and remedies hereunder; and, in addition, Lessor shall be entitled to recover as damages the then fair market value of the lease for the remainder of its term; or

(b.) Lessor may, without termination of this lease, terminate the right of Lessee to possession of the Demised Premises by giving notice to Lessee the Lessee’s right of possession shall end on the date stated in the notice, which shall not be less than five (5) days from the date of mailing of such notice, whereupon the right of Lessee to the possession of the Demised Premises will terminate, and Lessor may take possession of all or any part thereof, may remove any portion of the equipment or apparatus thereof, which Lessor elects so to do, and, if it desires, place same in storage at the expense of Lessee; and may sublet or relet the Demised Premises or any part thereof from time to time for all or any part of the unexpired part of the term hereof, or for a longer period, and Lessor may collect the rents from such reletting and/or subletting, and apply the same, first to the payment of the expense of re-entry and reletting and including, without limitation, expense of removal and repairs, attorneys’ fees, court costs and realtor’s commission, and, secondly, to the rentals and other sums herein provided to be paid by Lessee, and, in the event that the proceeds of such reletting or subletting are insufficient to pay in full the foregoing, Lessee shall remain and be liable for, and Lessee promises and agrees to pay, the amount of any such deficiency from time to time; and Lessor may at any time and from time to time sue and recover judgment for any such deficiency or deficiencies. Lessee shall not be entitled to the excess, if any, on such rentals.
If Lessor exercises either of the remedies provided above, Lessor may then or at any time thereafter re-enter the Demised Premises and take complete and peaceful possession of the Demised Premises with or without process of law, and may remove all persons there from, and Lessee covenants in any such event to peaceably and quietly yield and surrender the Demised Premises to Lessor. For purposes of assessing damages to Lessor as a result of a default by Lessee hereunder, in determining the rent which would be due and payable by Lessee to Lessor hereunder, subsequent to such default, the annual rent for each year of the unexpired term shall be cal to the average annual minimum and Additional Rental paid by lessee from the Commencement Date of this lease to the time c default or during the preceding three (3) full calendar years, whichever period is shorter.

24. NO WAIVER. No acceptance of rent by Lessor or delay in enforcing any obligation shall be construed as a waiver of any default in the performance of any obligation to be undertaken by Lessee. Lessor’s failure to enforce the default provisions hereof in the event of Lessee’s default hereunder shall not act as a waiver of Lessor’s right to enforce the default provisions hereof. Lessor shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease.

25. NO SMOKING. Not withstanding anything set forth herein to the contrary and without limiting Lessee’s responsibilities and obligations hereunder, it is specifically understood and agreed by Lessee that the Demised Premises and the Building are and shall be entirely and completely “no smoking” areas. Lessee shall not, nor shall Lessee permit, any Smoking Activities (defined below) by any of its employees, agents, representatives, contractors, invitees, patrons and other personnel within the Demised Premises or the Building. Smoking Activities shall include, without limitation, (i) the carrying or holding of a lighted pipe, cigar or cigarette of any kind or of any other lighted smoking equipment or device; (ii) the lighting of any pipe, cigar or cigarette of any kind or the lighting of any other smoking equipment or device; (iii) the emission or creation of smoke, fumes or odors from a pipe, cigar or cigarette of any kind; or (iv) the creation of ashes or other by products from pipes, cigars or cigarettes of any kind or from any other smoking equipment or device.

If Lessee and/or one or more of its employees, agents, representatives, contractors, invites, patrons and other personnel engage in a Smoking Activity in violation of this Lease, Lessor shall provide written notice to Lessee of such violation, and Lessee shall pay to Lessor the following sums on or before ten days following the date on which such notice is given:

1. Upon the first Smoking Activity violation to occur within a 12-month period, Lessee shall pay to Lessor an amount equal to $500.00.  This amount shall be payable to Lessor in addition to all other monies due Lessor under this Lease.

2. If any second Smoking Activity violation occurs within a 12-month period, Lessee shall give to Lessor an amount equal to $1000.00. This amount shall be payable to Lessor in addition to all other monies due Lessor under this Lease.

3. If any third Smoking Activity violation occurs within a 12-month period, Lessee shall be deemed in default under this Lease, and Lessor shall be entitled to fully exercise its rights and remedies as set forth in Section 23 of this Lease. : is expressly understood and agreed by Lessee that if a third Smoking Activity violation occurs within a 12-month period, Lessor shall not be required to give Lessee any opportunity to cure or remedy the default, and Lessor shall have the right, but not the obligation, to exercise any of the remedies available to it pursuant to the terms of this Lease or at law or in equity, including without limitation, the right to terminate this Lease.

26. MECHANIC’S LIENS. Nothing in this lease shall be deemed or construed in any way as constituting the consent or request of Lessor, express or implied, to any contractor, subcontractor, laborer or material man for the performance of any labor or the furnishing of any materials for any specific improvements, alteration to or repair of the Demised Premises or any part thereof, nor as giving Lessee any right, power or authority to contract for or permit the rendering of any service or the Furnishing of any materials that would give rise to the filing of any lien against the Building or any part thereon. Lessee agrees to ensure that no mechanic’s or materialman’s lien will be filed against the Demised Premises or the Building, or any part thereof, for any work claimed to have been done or for any material claimed to have been furnished to Lessee, and, if any such liens, are filed against the Demised Premises or the Building, or any part thereof, lessee will discharge same within five (5) days thereafter. If lessee shall fail to cause such lien, encumbrance or charge to be discharged within a five (5) day period, Lessor may, but shall not e obligated to, discharge the lien, either by paying the amount claimed to be due or by pursuing the discharge of the lien through udicia1 proceedings. Lessee agrees to pay Lessor, upon demand, as additional Rental, the sum paid by Lessor to discharge the mechanics or materialman’s liens, together with court costs and easonab1e attorney’s fees. At the request of Lessor, Lessee agrees to secure payment bond satisfactory to Lessor, securing the payment of all amounts due to mechanics and materialmen in connection with any work claimed to have been done or material claimed to have been furnished to Lessee in connection with alterations or repairs to the Demised Premises or to the Building.

27.  BANKRUPTCY. The event Lessee becomes insolvent or bankrupt or admits its inability to pay its debts as they mature, monies due Lessor under this Lease.

28.  SMOKING ACTIVITY. If any third Smoking Activity violation occurs within a 12-month period, Lessee shall be deemed default under this Lease, and Lessor shall be entitled to fully exercise its rights and remedies as set forth in Section 23 of this Lease is expressly understood and agreed by Lessee that if a third Smoking Activity violation occurs within a 12-month period, Lessor shall not be required to give Lessee any opportunity to cure or remedy he default, and Lessor shall have the right, but not the obligation, to exercise any of the remedies available to it pursuant to the terms of this Lease or at law or in equity, including without limitation, the right to terminate this Lease.

29. MECHANIC’S LIENS. Nothing in this lease shall be deemed or construed in any way as constituting the consent or request of Lessor, express or implied, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvements, 1teration to or repair of the Demised Premises or any part thereof, nor as giving Lessee any right, power or authority to contract for or permit the rendering of any service or the furnishing of any materials that would give rise to the filing of any lien against the Building or any part thereof. Lessee agrees o ensure that no mechanic’s or materialman’s lien will be filed against the Demised Premises or the Building, or any part thereof, for any work claimed to have been done or for any material claimed :o have been furnished to Lessee, and, if any such liens, are filed against the Demised Premises or the Building, or any part thereof, lessee will discharge same within five (5) days thereafter. If lessee shall fail to cause such lien, encumbrance or charge to be discharged within a five (5) day period, Lessor may, but shall not e obligated to, discharge the lien, either by paying the amount claimed to be due or by pursuing the discharge of the lien through judicial proceedings. Lessee agrees to pay Lessor, upon demand, as additional Rental, the sum paid by Lessor to discharge the mechanics or materialman’s liens, together with court costs and seasonable attorney’s fees. At the request of Lessor, Lessee agrees to secure payment bond satisfactory to Lessor, securing the payment of all amounts due to mechanics and materialmen in connection with any work claimed to have been done or material claimed to have been furnished to Lessee in connection with alterations or repairs to the Demised Premises or to the Building.

30. BANKRUPTCY. In the event Lessee becomes insolvent or bankrupt or admits its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors or applies for and consents to the appointment of a trustee or receiver for Lessee, or if bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under the Bankruptcy Law, or similar law, for relief of debtors are instituted by or against Lessee, then Lessor shall have the option of declaring this lease to be in default and shall have the right to pursue the remedies provided in Paragraph 23 above.

31. NOTICES. Any notices, requests or other communication hereunder shall be deemed duly given if made in writing and delivered or mailed by registered or certified mail as follows:

TO Lessor:

CHERYL OGLE
PD BOX 161086
AUSTIN, TEXAS 78716
TO Lessee: NuScribe, LP
3600 BEE CAVE ROAD, SUITE 216
AUSTIN, TEXAS 78746

or, if notice to Lessee from Lessor, notice may be posted on the front door of the Demised lease space.

The parties agree to execute a short form, recordable declaration of lease, to be furnished by Lessor at the commencement of the term hereof, and any other security documents necessary to perfect the landlord’s lien granted hereunder.

32. HEIRS AND ASSIGNS: This lease shall be binding upon and insure to the benefit of the heirs, legatees, devisees, executors, administrators, successors and assigns of the respective parties hereto who may come into possession of the Demised Premises in any manner whatsoever, except as restricted by Paragraph 20 hereof.

33. ESTOPPEL CERTIFICATES. Lessor and Lessee agree that at any time and from time to time, upon riot less than ten (10) days’ prior notice to the other, Lessor or Lessee will execute, acknowledge and deliver to the other a statement in writing certifying (a) that this lease is unmodified and in full force and effect (or, if there have been modifications, that this lease is in full force and effect as modified and identifying the modifications), (b) the date to which the rental and other charges have been paid, and (c) that so far as the certifier knows, there is no default under the provisions of this lease. It :s intended that any such statement may be relied upon by any person hoping to acquire Lessor’s of Lessee’s interest, as the case may be, this lease or any prospective mortgagee or assignee of any mortgage upon such interest. Upon any failure of Lessee to execute, acknowledge and deliver such certificate within fifteen i5) days of first notification, Lessor shall have the right to execute same as attorney-in-fact for lessee.

34. SUBORDINATION AND APPROVAL BY LENDER. Upon request of the Lessor, Lessee will, in writing, subordinate its rights hereunder to the lien of any first mortgage or first deed of trust to any bank, insurance company or other lending institution, now or hereafter in force against the land and Building of which the Demised Premises are a part, and upon any buildings hereafter placed on the land of which the Demised Premises are a part, and to all advances made or hereafter to be made upon the security thereof. In addition, Lessee acknowledges that this lease shall not be in full force and effect unless and until approved by the holder of any such lien, or by any lender who is going to provide funds for the construction of the Demised Premises, and, if Lender can obtain such approval only upon the basis of modification of the terms and provisions of this lease, Lessor shall have the right to cancel this lease if Lessee refuses to approve in writing any such modification within fifteen (15) days after Lessor’s request thereof. Lessee agrees not to unreasonably withhold such approval. Notwithstanding the foregoing, in the event of foreclosure by any mortgagee of Lessor, if Lessee is not in default hereunder, such mortgagee shall recognize Lessee’s rights hereunder and this lease shall continue in full force and effect as provided herein.  In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Lessor covering the Demised Premises, the Lessee shall attorney to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Lessor under this lease.

32. WAIVER OF SUBROGATION. Lessor and Lessee each, as the insured in any insurance policy or policies against loss by tire and extended coverage or any form of liability, agree to waive and do hereby waive any rights of recovery against the other party for any loss covered by such insurance policies and such insurance policies shall expressly provide that the insurance company or companies writing said insurance waive any right to any assignment of or subrogation to such rights of its insured for recovery of damages for any losses covered by said insurance policies, that the waiver by the insured of its rights of recovery against the other party shall not invalidate said insurance, and that such waiver by he insured will prevent such insurance company or companies from pursuing any rights, by assignment or subrogation or otherwise, which such insurance company or companies have against the other party for damage :c the Demised Premises or any improvements thereon, or any other property covered by such insurance policies.

33. ANY CHANGE. Lessee gives its approval to the change of the name of the Building in which the Demised Premises are located, in the event Lessor chooses to change such name.

34. ATTORNEY’S FEES. Court costs and attorneys fees incurred by either party hereto in successful prosecution or defense of any legal or equitable proceedings to construe this lease or enforce any right or obligation arising from it shall become an obligation due and payable from the other party.

35. ENTIRE AGREENT. This agreement constitutes the sole and only agreement of the parties hereto in regard to this lease and the prior negotiations culminating in the lease, and supersedes any prior understanding or written or oral agreement between the parties respecting the within subject matter. No amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof, and duly executed by the parties hereto.

36. TENANT IMPROVEMENT ALLOWANCE. Lessor shall allow an improvement allowance not to exceed $9670 for changes to the suite as required by Lessee.

IN WITNESS WHEREOF, Lessor and Lessee have caused this lease to be executed in one original, this 10th day of March 2006.

CHERYL OGLE, an individual	NuScribe, LP
BY: Tom Dorset
/s/ Cheryl Ogle	/s/ TOM DORSET /